Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the filing of our auditor’s report dated March 26, 2021, with respect to the financial statements of MedMen NY, Inc as at December 31, 2020 and December 31, 2019 and for each of the years then ended with Amendment No. 3 to the Registration Statement on Form S-1 of Ascend Wellness Holdings, Inc. being filed with the United States Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ MNP LLP

Chartered Professional Accountants
April 26, 2021
Calgary, Canada